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                                                                    EXHIBIT 1(a)


                             UNDERWRITING AGREEMENT


                                                        _________________


Texas Instruments Incorporated
13500 North Central Expressway
Dallas, Texas 75243

Dear Sirs:

                 We (the "Underwriters") understand that Texas Instruments Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell the principal amount of its debt securities (the "Offered Debt Securities") identified in Schedule I hereto, as more fully described in the Company's Prospectus Supplement dated_____________, 19__ relating to the Offered Debt Securities and the Basic Prospectus dated_____________, 1996.

                 Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, at the respective purchase prices set forth in Schedule I hereto, the principal amount of the Offered Debt Securities set forth opposite their respective names in Schedule II hereto.

         The Underwriters will pay for such Offered Debt Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. (New York City time) on_____________, 19__ or at such other time, not later than _______________, 19__ as shall be designated by the Manager.

                 All the provisions contained in the document entitled Texas Instruments Incorporated Underwriting Agreement Standard Provisions (Debt) dated_____________, 1996, a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as

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if such provisions had been set forth in full herein, except that the term
"Manager", as used therein, shall, for purposes of this Agreement, mean ________________________________, whose authority hereunder may be exercised by them jointly or by ______________ alone.





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                 Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                        Very truly yours,

                                        On behalf of themselves and the other
                                        Underwriters named herein

                                        By:___________________________________

                                        By:___________________________________
                                           Name:______________________________
                                           Title:_____________________________





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Accepted as of the date written above:

TEXAS INSTRUMENTS INCORPORATED

By:_______________________________________
   Name:__________________________________
   Title:_________________________________





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                      SCHEDULE I TO UNDERWRITING AGREEMENT

Description of Offered Debt Securities:

  Title: __________________

  Principal amount (including currency or composite currency):
    U.S.$__________________

  Purchase price: $___________________ [plus accrued interest from __________]

  Public offering price: $_____________ [plus accrued interest from ___________________]

  Underwriting discount: $ _________________

  Interest rate: ____% per annum, payable semi-annually on ___________ and
    ______________

  Sinking fund provisions: ________________

  Redemption provisions: _______________

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                     SCHEDULE II TO UNDERWRITING AGREEMENT

                                                     Principal Amount
                                                     of Offered Debt
                                                     Securities to be
Underwriter                                              Purchased
- -----------                                          ----------------




Total